CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated February 23, 2023, with respect to the consolidated financial statements included in the Annual Report of Origin Materials, Inc. on Form 10-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statements of Origin Materials, Inc. on Forms S-8 (File No. 333-259147, File No. 333-264798, and File No. 333-269952), Form S-4 (File No. 333-254012), and on Form S-3 (File No. 333-257931).

/s/ GRANT THORNTON LLP
San Jose, California

March 4, 2024